EXHIBIT 21

Subsidiaries of R. R. Donnelley & Sons Company

Entity Name	Entity Type	Domestic Jurisdiction
77 Capital Partners II., L.P	Limited Partnership	Delaware
Anthology, Inc.	Corporation	Delaware
Asia Printers Group Limited	Corporation	Cayman Islands
Astron Customer Solutions Limited	Corporation	England
Astron Lasercom SA	Corporation	Switzerland
Banta Corporation	Corporation	Wisconsin
Banta Europe BV	Corporation	Netherlands
Banta Global Turnkey (Shenzhen) Co., Ltd.	Corporation	China
Banta Global Turnkey (Singapore) PTE LTD	Corporation	Singapore
Banta Global Turnkey BV	Corporation	Netherlands
Banta Global Turnkey Kft	Corporation	Hungary
Banta Global Turnkey Limited	Corporation	United Kingdom
Banta Global Turnkey Limited (Hong Kong)	Corporation	Hong Kong
Banta Global Turnkey Ltd.	Limited Partnership	Texas
Banta Global Turnkey Ltd. (Ireland)	Corporation	Ireland
Banta Global Turnkey, Ltd. (Scotland)	Corporation	United Kingdom
Banta Global Turnkey, s.r.o.	Limited Liability Company	Czech Republic
Banta Integrated Media-Cambridge, Inc.	Corporation	Massachusetts
Beijing Donnelley Printing Co., Ltd.	Corporation	Beijing
Best United Limited	Corporation	Hong Kong
BGT - US, LLC	Limited Liability Company	Wisconsin
Brightime Ventures Limited	Corporation	Cayman Islands
Business Systems Bureau Limited	Corporation	United Kingdom
Canto, Inc.	Corporation	Delaware
Cardinal Brands Azteca S.A. de C.V.	Corporation	Mexico
Cardinal Brands Canada Limited	Corporation	Federally Chartered
Cardinal Brands de Mexico S.A. de C.V.	Corporation	Tamaulipas
Cardinal Brands Fabricacion S.A. de C.V.	Corporation	Tamaulipas
Cardinal Brands Matamoros S.A. de C.V.	Corporation	Tamaulipas
Caslon Incorporated	Corporation	Delaware
Check Printers, Inc.	Corporation	Delaware
Confort & Company, Inc.	Corporation	New York
Critical Mail Continuity Services Limited	Corporation	Wales
Data Entry Holdings Limited (Jersey)	Corporation	Channel Islands
Data Entry International Limited (Cyprus)	Corporation	Cyprus
Data Entry International Limited - Sri Lankan Branch	Corporation	Sri Lanka
DEI Group Limited	Corporation	England
Devonshire Appointments Limited	Corporation	England
Devonshire GmbH	Corporation	Germany
Devonshire Recruitment Holdings Limited	Corporation	England
Devonshire Sp. z o.o	Corporation	Poland
DNY Realty Corporation	Corporation	Delaware
Dongguan Donnelley Printing Co., Ltd.	Corporation	China
Donnelley Cochrane Grafica Editora Do Brasil Ltda.	Limited Liability Company	Brazil
e-doc Group Pension Scheme Trustee Limited	Corporation	England
edotech Investments Limited	Corporation	England

edotech Trustee Company Limited	Corporation	England
Heritage Preservation Corporation	Corporation	South Carolina
Hunt Barnard Printing Limited	Corporation	England
Impresora Donneco Internacional, S. de R.L. de C.V.	Corporation	Mexico
Inversiones Moore CA	Corporation	Venezuela
Inversora Dirkon S.A.	Corporation	Uruguay
Kadocourt Limited	Corporation	England
King Yip (Dongguan) Printing & Packaging Factory Ltd.	Corporation	China
King Yip Packaging (China) Limited	Corporation	British Virgin Islands
Lasercom (UK) Limited	Corporation	England
Lasercom Holdings Limited	Corporation	England
LLC “R.R. Donnelley”	Limited Liability Company	Moscow
MAC Casualty, Ltd	Corporation	Cayman Islands
Mantaray Partners Limited	Corporation	England
Merrill OfficeTiger India Private Limited	Limited Liability Company	India
Merrill OfficeTiger LLC	Limited Liability Company	Delaware
MI Insurance (Barbados) Ltd	Corporation	Barbados
Midway Corporation, The	Corporation	Wisconsin
Moore (Sta Lucia) Ltd	Corporation	St. Lucia
Moore Business Forms Holdings UK Limited	Corporation	United Kingdom
Moore Business Forms Limited	Corporation	United Kingdom
Moore Business Forms Pension Trustees UK Ltd	Corporation	United Kingdom
Moore Canada	General Partnership	Ontario
Moore Chile, S.A.	Corporation	Chile
Moore de Venezuela SA	Corporation	Venezuela
Moore Holdings U.S.A. Inc.	Corporation	Delaware
Moore IMS BV	Corporation	Netherlands
Moore International B.V.	Corporation	Netherlands
Moore North America Finance, Inc.	Corporation	Delaware
Moore Paragon (Caribbean) LTD	Corporation	Barbados
Moore Response Marketing BV	Corporation	Netherlands
Moore Response Marketing BVBA	Limited Liability Company	Belgium
Moore Response Marketing GmbH	Corporation	Germany
Moore Response Marketing Ltd	Corporation	United Kingdom
Moore Response Marketing SAS	Corporation	France
Moore Trinidad Ltd	Corporation	Trinidad
Moore Wallace Corporation	Corporation	Nova Scotia
Moore Wallace North America, Inc.	Corporation	Delaware
Newgistics, Inc.	Corporation	Texas
NewlineNoosh, Inc.	Corporation	Delaware
Noble World Printing (Holdings BVI) Limited	Corporation	British Virgin Islands
OfficeTiger BV	Corporation	Netherlands
OfficeTiger Global Real Estate Services Inc.	Corporation	Delaware
OfficeTiger Holdings Inc.	Corporation	Delaware
OfficeTiger Lanka Private Limited	Corporation	Sri Lanka
OfficeTiger LLC	Limited Liability Company	Delaware
OfficeTiger Philippines Corporation	Corporation	Philippines
Omega Studios-Southwest, Inc.	Corporation	Texas
Online Bills Limited	Corporation	England
Oriental Merchant Limited	Corporation	Hong Kong

Paperflow Services Limited	Corporation	England
Quality Color Press, Inc.	Corporation	Alberta
R. R. Donnelley & Sons Company	Corporation	Delaware
R. R. Donnelley (Chile) Holdings, Inc.	Corporation	Delaware
R. R. Donnelley (Europe) Limited	Corporation	Delaware
R. R. Donnelley (Hong Kong) Limited	Corporation	Hong Kong
R. R. Donnelley (Mauritius) Holdings LTD	Corporation	Mauritius
R. R. Donnelley (Santiago) Holdings, Inc.	Corporation	Delaware
R. R. Donnelley (U.K.) Directory Limited	Corporation	United Kingdom
R. R. Donnelley (U.K.) Limited	Corporation	United Kingdom
R. R. Donnelley Argentina, S.A.	Corporation	Argentina
R. R. Donnelley Asia Printing Solutions Limited	Corporation	Hong Kong
R. R. Donnelley BSL Limited	Corporation	England
R. R. Donnelley Business Communication Services Limited	Corporation	England
R. R. Donnelley Business Process Outsourcing Limited	Corporation	England
R. R. Donnelley Canada, Inc.	Corporation	Federally Chartered
R. R. Donnelley Chile Limitada	Other	Chile
R. R. Donnelley Comercializadora S. de R.L. de C.V.	Limited Liability Company	Mexico
R. R. Donnelley de Costa Rica, S.A.	Corporation	Costa Rica
R. R. Donnelley de Guatemala, S.A.	Corporation	Guatemala
R. R. Donnelley de Honduras, S.A. de C.V.	Corporation	Honduras
R. R. Donnelley de Mexico S. de R.L. de C.V.	Limited Liability Company	Mexico
R. R. Donnelley de Puerto Rico, Corp.	Corporation	Puerto Rico
R. R. Donnelley Deutschland GmbH	Corporation	Frankfurt/Main
R. R. Donnelley Document Solutions (Austria) GmbH	Corporation	Austria
R. R. Donnelley Document Solutions (Germany) GmbH	Corporation	Germany
R. R. Donnelley Document Solutions (Ireland) Limited	Corporation	Ireland
R. R. Donnelley Document Solutions (Switzerland) GmbH	Corporation	Switzerland
R. R. Donnelley Document Solutions BV	Corporation	Netherlands
R. R. Donnelley Document Solutions BVBA	Corporation	Belgium
R. R. Donnelley Document Solutions S.L.	Corporation	Spain
R. R. Donnelley Document Solutions SAS	Corporation	France
R. R. Donnelley Document Solutions Sp. z.o.o.	Corporation	Poland
R. R. Donnelley Document Solutions Srl	Corporation	Italy
R. R. Donnelley El Salvador, S.A. de C.V.	Corporation	El Salvador
R. R. Donnelley Europe B.V.	Corporation	Netherlands
R. R. Donnelley Europe Sp. z o.o	Corporation	Poland
R. R. Donnelley Financial Asia Limited	Corporation	Hong Kong
R. R. Donnelley Global Document Solutions Limited	Corporation	England
R. R. Donnelley Global Turnkey Solutions Poland, Sp. z.o.o	Corporation	Poland
R. R. Donnelley Global, Inc	Corporation	Delaware
R. R. Donnelley Graphics Company	Corporation	Delaware
R. R. Donnelley Holdings B.V.	Corporation	Netherlands
R. R. Donnelley Holdings C.V.	Limited Liability Partnership	Netherlands
R. R. Donnelley Holdings Mexico S. de R.L. de C.V.	Corporation	Mexico

R. R. Donnelley Hungary Printing and Trading Limited Liability Company	Limited Liability Company	Hungary
R. R. Donnelley Imprimerie Nationale SAS	Corporation	France
R. R. Donnelley Kielce S.A.	Corporation	Poland
R. R. Donnelley Latin America L.L.C.	Limited Liability Company	Delaware
R. R. Donnelley Limited	Corporation	United Kingdom
R. R. Donnelley Luxembourg SARL	Corporation	Netherlands
R. R. Donnelley Moore Editora e Grafica Ltda.	Corporation	Brazil
R. R. Donnelley Nova Scotia Company	Corporation	Nova Scotia
R. R. Donnelley On-Line Limited	Corporation	England
R. R. Donnelley Operaciones S. de R.L. de C.V.	Corporation	Mexico
R. R. Donnelley Poland Sp. z o.o	Corporation	Poland
R. R. Donnelley Print & Media Services Limited	Corporation	England
R. R. Donnelley Printing (France) SARL	Corporation	France
R. R. Donnelley Printing Company	Corporation	Delaware
R. R. Donnelley Publishing India Private Limited	Corporation	India
R. R. Donnelley Receivables, Inc.	Corporation	Nevada
R. R. Donnelley Roman Financial Limited	Corporation	Hong Kong
R. R. Donnelley Starachowice Sp. z o.o	Corporation	Poland
R.R. Donnelley Holding Holanda Limitada	Corporation	Santiago
Roman Financial Press (Holdings) Limited	Corporation	British Virgin Islands
RR Donnelley Servicios, S.A. de C.V.	Corporation	Mexico
RR Donnelley (Shanghai) Commerical Co., Ltd.	Corporation	China
RR Donnelley Finland Oy	Limited Liability Company	Finland
RR Donnelley Global Business Process Outsourcing Limited	Corporation	England
RR Donnelley Global Business Processing Outsourcing EURL	Corporation	France
RR Donnelley Global Document Solutions Group Limited	Corporation	United Kingdom
RR Donnelley Holdings Venezuela, S.A.	Corporation	Venezuela
RR Donnelley India Outsource Private Limited	Corporation	India
RR Donnelley Printing S.R.L.	Corporation	Romania
RRD BPO Holdings Limited	Corporation	England
RRD Dutch Holdco, Inc.	Corporation	Delaware
RRD GDS Holdings (Europe) Limited	Corporation	England
RRD GDS Limited	Corporation	United Kingdom
RRD PM Holdings Limited	Corporation	England
RRD SSC Europe BVBA	Limited Liability Company	Belgium
Satellite Press Limited	Corporation	England
Shanghai Donnelley PreMedia Technology Co., Ltd.	Corporation	Shanghai
Shenzhen Donnelley Printing Co., Ltd.	Corporation	China
Sierra Industrial S. de R.L. de C.V.	Corporation	Mexico
South China Binding Company Limited	Corporation	Hong Kong
South China Printing (Holdings) Ltd.	Corporation	Cayman Islands
South China Printing Company (1988) Limited	Corporation	Hong Kong
South China Printing Company Limited	Corporation	Hong Kong
Turnkey Services Holding Corporation	Corporation	Wisconsin
Turnkey Services International Limited (Ireland)	Corporation	Ireland
Valdar (Dongguan) Paper Products Factory Ltd.	Corporation	China
Valiant Packaging (Holdings) Limited	Corporation	British Virgin Islands
Valiant Printing (Far East) Limited	Corporation	Hong Kong
Von Hoffmann Corporation	Corporation	Delaware
Von Hoffmann Holdings Inc.	Corporation	Delaware